UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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The Goldman Sachs Group, Inc.

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THE GOLDMAN SACHS GROUP, INC. 85 Broad Street New York, New York 10004	February 24, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Wednesday, April 6, 2005 at 9:30 a.m., New York City time, at our offices at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2004 Annual Report.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

Henry M. Paulson, Jr.

Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

Notice of 2005 Annual Meeting of Shareholders

February 24, 2005

The 2005 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held at our offices at 32 Old Slip, New York, New York 10005, on Wednesday, April 6, 2005 at 9:30 a.m., New York City time, for the following purposes:

1.	To elect four directors to our Board of Directors for three-year terms (or one-year terms if the amendments referred to in Item 2 are approved);

2.	To approve amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 25, 2005; and

4.	To transact such other business as may properly come before the Annual Meeting.

The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 7, 2005. A list of the shareholders of record as of February 7, 2005 will be available for inspection during ordinary business hours at our offices, 85 Broad Street, New York, New York 10004, from March 25, 2005 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

New York, New York

PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY PHONE

OR MARK, SIGN, DATE AND RETURN YOUR PROXY

IN THE ENCLOSED ENVELOPE

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 6, 2005

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs,” “firm,” “we” or “our”), to be used at our 2005 Annual Meeting of Shareholders on Wednesday, April 6, 2005 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 24, 2005.

Holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on February 7, 2005, will be entitled to vote at the Annual Meeting. On that date, there were 481,466,205 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 5,718 shareholders of record.

If you properly cast your vote, by either voting your proxy through the Internet or telephonically or by executing and returning the enclosed proxy card, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for directors named below, FOR the approval of the amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 25, 2005 and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone or by attending the Annual Meeting and voting in person. A shareholder executing a proxy card also may revoke it at any time before it is exercised by giving written notice revoking the proxy to our Secretary at One New York Plaza, 37th Floor, New York, New York 10004, by subsequently filing another proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your prior Internet or telephone vote or your proxy.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on February 7, 2005, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered, obtain a proxy from that person and bring it to the Annual Meeting.

Quorum Requirements

The holders of a majority of the outstanding shares of Common Stock on February 7, 2005 present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are treated as “present” for quorum purposes.

Voting Requirements

Election of Directors. You may vote “for” or “withhold” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “for” the election of directors; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes “for.” Votes that are “withheld” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Amendments to Our Amended and Restated Certificate of Incorporation to Provide for the Annual Election of All of Our Directors. You may vote “for,” “against” or “abstain” with respect to the amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors. The affirmative vote of the holders of not less than 80% of all outstanding shares of Common Stock is required to approve the amendments. Only votes cast “for” a matter constitute affirmative votes. Thus, an abstention will not be treated as a vote cast “for” the proposal and will have the same effect as a vote “against” the proposal.

Ratification of the Appointment of Independent Auditors. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of our independent auditors. The affirmative vote of a majority of the votes cast “for” or “against” the matter by shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Because an abstention is not treated as a vote “for” or “against,” it will have no effect on the outcome of the vote for this proposal.

Broker Authority to Vote. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers (other than Goldman, Sachs & Co. and any of the other subsidiaries or affiliates of Goldman Sachs that are NYSE member brokers (collectively, “GS&Co.”)) that do not receive instructions from their customers to vote on all three of the proposals discussed above in their discretion. In the case of GS&Co., it is NYSE policy that, due to GS&Co.’s relationship with Goldman Sachs, if GS&Co. does not receive voting instructions regarding shares held by it in street name for its customers, it is entitled to vote these shares only in the same proportion as the shares represented by votes cast by all shareholders of record with respect to each proposal.

Employees’ Profit Sharing Retirement Income Plan. Pursuant to the terms of The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan, any shares beneficially owned through the plan for which voting instructions are not received will be voted in the same proportion as the shares beneficially owned through the plan for which voting instructions are received.

Expenses of Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates telephonically, electronically or by other means of communication and by Georgeson Shareholder Communications Inc., which we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $9,000 for its services. We will reimburse brokers, including GS&Co., and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

A copy of our 2004 Annual Report to Shareholders is enclosed and a copy of our Policy Regarding Director Independence Determinations is attached as Annex A to this Proxy Statement. You also may obtain a copy of these documents, our 2004 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Corporate Governance and Nominating Committees, without charge, by writing to: The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations. All of these documents also are available through our website at http://www.gs.com/investor_relations.

Voting Arrangements

Shareholders’ Agreement. All employees of Goldman Sachs who participate in The Goldman Sachs Partner Compensation Plan (the “Partner Compensation Plan”) and The Goldman Sachs Restricted Partner Compensation Plan (the “Restricted Partner Compensation Plan”) are covered persons under our Shareholders’ Agreement. The Shareholders’ Agreement, among other things, restricts voting of the shares of Common Stock of which a party to the Shareholders’ Agreement is the sole beneficial owner (including for this purpose shares of Common Stock held in a joint account with the person’s spouse, but excluding any shares acquired pursuant to The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan) (“Voting Shares”). The committee that administers the Shareholders’ Agreement (the “Shareholders’ Committee”) may, under certain circumstances, waive the voting provisions of the Shareholders’ Agreement.

Prior to any vote of the shareholders of Goldman Sachs, the Shareholders’ Agreement requires a separate, preliminary vote of the Voting Shares on each matter on which a vote of the shareholders is proposed to be taken. In elections of directors, each Voting Share will be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the Voting Shares in the preliminary vote. In other matters, each Voting Share will be voted at the Annual Meeting in accordance with the majority of the votes cast by the Voting Shares in the preliminary vote.

If you are a party to the Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote your Voting Shares at the Annual Meeting, and you directed that the proxy be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit in his or her discretion in a manner that is not inconsistent with the preliminary vote or that does not frustrate the intent of the preliminary vote.

As of February 7, 2005, 41,718,738 of the outstanding shares of Common Stock are Voting Shares for purposes of the Shareholders’ Agreement (approximately 8.7% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting). The preliminary vote with respect to the Voting Shares will be concluded on or about March 25, 2005.

The Shareholders’ Agreement will continue in effect until the earlier of January 1, 2050 and the time it is terminated by the vote of 66 2/3% of the covered shares (as defined in the Shareholders’ Agreement).

Item 1.	Election of Directors

Introduction

Our Board of Directors presently consists of ten members and is divided into three classes. Currently, at each Annual Meeting of Shareholders, a class of directors is elected generally for a term expiring at the Annual Meeting of Shareholders in the third year following the year of its election. If shareholders approve the amendments to our Amended and Restated Certificate of Incorporation, however, as described under Item 2 of this Proxy Statement, the terms of all of our directors, including the directors to be elected at the Annual Meeting, will expire at the 2006 Annual Meeting of Shareholders and the Board of Directors will consist of one class. In either case, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

In January 2005, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, nominated Stephen Friedman for election at the Annual Meeting, and approved an increase in the size of the Board of Directors to eleven members if Mr. Friedman is so elected.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee and in accordance with our Policy Regarding Director Independence Determinations, that the members of our Board of Directors who are not also officers of Goldman Sachs or any of its affiliates (the “Non-Management Directors”) and Mr. Friedman are “independent” within the meaning of the rules of the NYSE. All of our directors other than Henry M. Paulson, Jr. and Lloyd C. Blankfein are Non-Management Directors. Moreover, the Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee (each of whom is a Non-Management Director) is both “independent” and an “audit committee financial expert” within the meaning of the rules of the SEC. Further, the Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that neither any member of the Compensation Committee or the Corporate Governance and Nominating Committee nor Mr. Friedman receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. All committees of the Board of Directors are comprised solely of independent directors.

Annual Meeting

At the Annual Meeting, our shareholders will be asked to elect as directors John H. Bryan, Mr. Friedman, William W. George and Mr. Paulson to hold office for terms ending at the 2008 Annual Meeting of Shareholders. The remaining seven directors named below will continue in office. However, if our shareholders approve the amendments to our Amended and Restated Certificate of Incorporation, as described under Item 2 of this Proxy Statement, the terms of all of our directors, including the directors to be elected at the Annual Meeting, will expire at the 2006 Annual Meeting of Shareholders.

While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as may be recommended by our Corporate Governance and Nominating Committee and designated by the Board of Directors.

Messrs. Bryan, George and Paulson currently are members of the Board of Directors, and all of the nominees have been recommended for election or re-election to the Board of Directors by our Corporate Governance and Nominating Committee and approved and nominated for election or re-election by the Board of Directors. Set forth below is information as of February 1, 2005 regarding the nominees and the directors continuing in office, which was confirmed by them for inclusion in this Proxy Statement.

We encourage our directors to attend Annual Meetings of Shareholders and believe that attendance at Annual Meetings is just as important as attendance at meetings of the Board of Directors and its committees. In fact, we typically schedule Board of Directors and committee meetings to coincide with the dates of our Annual Meetings. All of our directors attended last year’s Annual Meeting held on March 31, 2004.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2008

John H. Bryan	Director since November 1999

Mr. Bryan, age 68, is the retired Chairman and Chief Executive Officer of, and currently serves as a consultant to, Sara Lee Corporation. He served as its Chief Executive Officer from 1975 to June 2000 and its Chairman of the Board from 1976 until his retirement in October 2001. He is on the boards of the following public companies in addition to Goldman Sachs: BP p.l.c. and General Motors Corporation. Mr. Bryan is the past Chairman of the Grocery Manufacturers of America, Inc. and the past Vice Chairman and a current member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. In addition, Mr. Bryan is affiliated with certain non-profit organizations, including as a trustee of the University of Chicago, Chairman of the Board of Trustees of The Art Institute of Chicago, Chairman of the Board of Directors of Millennium Park, Inc. and the past Chairman and a current member of The Chicago Council on Foreign Relations; he is also the past Chairman of Catalyst.

Stephen Friedman

Mr. Friedman, age 67, served as Assistant to the President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004. From 1998 until December 2002, Mr. Friedman was a senior principal of Marsh & McLennan Capital Corp. He retired as Senior Partner and Chairman of the Management Committee of The Goldman Sachs Group, L.P., our predecessor, in 1994, having joined the firm in 1966. Mr. Friedman is not on the board of any public company. Mr. Friedman is known to certain members of our Corporate Governance and Nominating Committee because he served on our Board of Directors from May until December 2002.

William W. George	Director since December 2002

Mr. George, age 62, was Chief Executive Officer of Medtronic, Inc. from May 1991 to May 2001 and its Chairman of the Board from April 1996 until his retirement in April 2002. He joined Medtronic in 1989 as President and Chief Operating Officer. Mr. George is currently a Professor of Management Practice at the Harvard Business School and was formerly Professor of Leadership and Governance at the International Institute for Management Development from January 2002 until May 2003, Visiting Professor of Technology Management at the Ecole Polytechnique Fédérale de Lausanne from January 2002 until May 2003 and an Executive-in-Residence at the Yale School of Management from September 2003 through December 2003. Mr. George is on the boards of the following public companies in addition to Goldman Sachs: Target Corporation and Novartis AG. He is also Chairman of the Board of Minnesota Thunder Professional Soccer. In addition, he is affiliated with certain non-profit organizations, including as Chairman of the Global Center for Leadership and Business Ethics and as a member of the Carnegie Endowment for International Peace.

Henry M. Paulson, Jr.	Director since August 1998

Mr. Paulson, age 58, has been our Chairman and Chief Executive Officer since May 1999, and a director since August 1998. He was Co-Chairman and Chief Executive Officer or Co-Chief Executive Officer of The Goldman Sachs Group, L.P. from June 1998 to May 1999, and served as Chief Operating Officer from December 1994 to June 1998. Mr. Paulson is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Board of Directors of Catalyst. He also serves on the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University and is a member of the Board of the Dean’s Advisors of the Harvard Business School. Mr. Paulson is a member of the Advisory Board of the Tsinghua University School of Economics and Management and a member of the Governing Board of the Indian School of Business. He is also Chairman of the Board of Governors of The Nature Conservancy, Co-Chairman of the Asia/Pacific Council of The Nature Conservancy and Chairman Emeritus of The Peregrine Fund, Inc.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Bryan, Friedman, George and Paulson to the Board of Directors.

Directors Continuing in Office — Term Expiring in 2006

Lloyd C. Blankfein	Director since April 2003

Mr. Blankfein, age 50, has been our President and Chief Operating Officer since January 2004, and a director since April 2003. Prior to that, from April 2002 until January 2004, he was a Vice Chairman of Goldman Sachs, with management responsibility for the Fixed Income, Currency and Commodities Division (“FICC”) and the Equities Division. Prior to becoming a Vice Chairman, he had been Co-Head of FICC since its formation in 1997. From 1994 until then, he headed or co-headed the J. Aron Currency and Commodities Division. Mr. Blankfein is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as Co-Chair of the Harvard University Financial Aid Task Force and as a member of the Executive Committee of the Harvard University Committee on University Resources, the Board of Trustees of the New York Historical Society, the Board of Overseers of the Weill Medical College of Cornell University and the Board of Directors of the Partnership for New York City and The Robin Hood Foundation.

Edward M. Liddy	Director since June 2003

Mr. Liddy, age 59, has been Chairman, President and Chief Executive Officer of The Allstate Corporation, the parent of the Allstate Insurance Company, since January 1999. He served as President and Chief Operating Officer of The Allstate Corporation from January 1995 until January 1999. Prior to then, Mr. Liddy was Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co., where he held a variety of senior operating and financial positions since 1988. Mr. Liddy is on the boards of the following public companies in addition to Goldman Sachs: 3M Company and The Kroger Co. He is also affiliated with certain non-profit organizations, including as Chairman of Northwestern Memorial Hospital and as a director of Catalyst and the Boys & Girls Clubs of America.

Ruth J. Simmons	Director since January 2000

Dr. Simmons, age 59, has been President of Brown University since July 2001. She was President of Smith College from 1995 to June 2001 and Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is on the boards of the following public companies in addition to Goldman Sachs: Pfizer Inc. and Texas Instruments Inc. She also serves on the Directors’ Advisory Council of MetLife, Inc. In addition, Dr. Simmons is affiliated with certain non-profit organizations, including as a member of the American Academy of Arts and Sciences, the American Philosophical Society, the Business-Higher Education Forum, the Council on Foreign Relations, and the Board of Directors of the Alliance for Lupus Research.

Directors Continuing in Office — Term Expiring in 2007

Lord Browne of Madingley	Director since May 1999

Lord Browne, age 56, was appointed an executive director in 1991 and Group Chief Executive of BP p.l.c. (under its former name, The British Petroleum Company p.l.c.) in 1995. He is on the board of one public company in addition to Goldman Sachs and BP p.l.c.: Intel Corporation. Lord Browne is also a trustee of the British Museum, a non-profit organization.

Claes Dahlbäck	Director since June 2003

Mr. Dahlbäck, age 57, has been the nonexecutive Chairman of Investor AB, a Swedish-based investment company, since April 2002 and is also the Executive Vice Chairman of W Capital Management, an investment company owned by the Wallenberg Foundations. He served as Vice Chairman of Investor AB from April 1999 until April 2002 and from 1978 until April 1999 was its President and Chief Executive Officer. He also served as an international advisor to Goldman Sachs from May 1999 until February 2002. Mr. Dahlbäck is on the board of one public company in addition to Goldman Sachs: Stora Enso Oyj.

James A. Johnson	Director since May 1999

Mr. Johnson, age 61, has been a Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, from February 1991 through December 1998, he was Chairman and Chief Executive Officer of Fannie Mae and from 1990 through February 1991, he was Vice Chairman of Fannie Mae. Mr. Johnson is on the boards of the following public companies in addition to Goldman Sachs: Gannett Co., Inc., KB Home, Target Corporation, Temple-Inland, Inc. and UnitedHealth Group Inc. In addition, he is affiliated with certain non-profit organizations, including as Chairman Emeritus of the John F. Kennedy Center for the Performing Arts, as a member of the American Academy of Arts and Sciences, the American Friends of Bilderberg, the Council on Foreign Relations and The Trilateral Commission and as an honorary trustee of The Brookings Institution.

Lois D. Juliber	Director since March 2004

Ms. Juliber, age 56, has been a Vice Chairman of the Colgate-Palmolive Company since July 2004. She served as Chief Operating Officer of the Colgate-Palmolive Company from March 2000 to July 2004, Executive Vice President — North America and Europe of the Colgate-Palmolive Company from 1997 until March 2000 and President of Colgate North America from 1994 to 1997. Ms. Juliber is on the board of one public company in addition to Goldman Sachs: E. I. Du Pont De Nemours and Company. She is affiliated with certain non-profit organizations, including Girls Incorporated, and is also a trustee of Wellesley College.

There are no family relationships among any directors, nominees or executive officers of Goldman Sachs.

Board of Directors’ Meetings and Committees

Our Board of Directors held seven meetings during our fiscal year ended November 26, 2004. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during fiscal 2004 (in each case, which were held during the period for which he or she was a director). Attendance at Board of Directors and committee meetings during fiscal 2004 averaged 97.3% for our directors as a group. Our Board of Directors has three standing committees, each of which is described below.

Audit Committee

Lord Browne is the Chair, and Ms. Juliber and Messrs. Bryan, Dahlbäck, George, Johnson and Liddy are the other members, of our Audit Committee. The primary purposes of our Audit Committee are to: (a) assist the Board of Directors in its oversight of (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditors’ qualifications and independence; (iv) the performance of our internal audit function and independent auditors; and (v) our management of market, credit, liquidity and other financial and operational risks; (b) decide whether to appoint, retain or terminate our independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement. Among its other duties and responsibilities set forth in its charter, the Audit Committee also reviews and monitors the adequacy of structures, policies and procedures that we have developed to assure the integrity of research by our investment research professionals.

During fiscal 2004, our Audit Committee met eleven times, including six executive sessions, five private sessions with management and five private sessions with each of the independent auditors and the Director of Internal Audit. In fiscal 2004, the Chair of the Audit Committee also had six meetings with our Director of Internal Audit, seven meetings with each of our Chief Financial Officer and Controller, four meetings with our General Counsel and three meetings with our Global Head of Compliance. The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors.” Our Board of Directors and the Corporate Governance and Nominating Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In that connection, in addition to the information set forth above regarding the background of each director, Lord Browne currently serves on the Audit Committee of Intel Corporation; Mr. Bryan currently serves on the Audit Committee of BP p.l.c., and was previously a member of the Audit Committee of General Motors Corporation and the Audit and Risk Management Committee of Bank One Corporation; Mr. Dahlbäck currently serves on the Audit Committees of Investor AB and Gambro AB; Mr. George currently serves on the Audit Committee of Target Corporation; Mr. Johnson was previously a member of the Audit Committee of UnitedHealth Group Inc.; and Mr. Liddy is currently the Chair of the Audit Committee of 3M Company. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Mr. Johnson is the Chair, and Lord Browne, Messrs. Bryan, Dahlbäck, George and Liddy, Ms. Juliber and Dr. Simmons are the other members, of our Compensation Committee. Each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE, and, as required by the Compensation Committee Charter, no member receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. The primary purposes of our Compensation Committee are to: (a) determine and approve the compensation of our Chief Executive Officer; (b) make recommendations to the Board of Directors with respect to executive compensation (including compensation of non-Chief Executive Officer executive officers) and our incentive-compensation and equity-based plans that are subject to the approval of the Board of Directors; (c) assist the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and (d) prepare any report on executive officer compensation required by the rules and regulations of the SEC. The Compensation Committee also administers The Goldman Sachs Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and the Restricted Partner Compensation Plan, and oversees the committee appointed by the Board of Directors to administer the Partner Compensation Plan.

During fiscal 2004, our Compensation Committee met five times. In addition, Mr. Johnson met with the chairs of our internal compensation policy committee five times. The report of the Compensation Committee is included in this Proxy Statement under “Report of the Compensation Committee on Executive Compensation.”

Corporate Governance and Nominating Committee

Mr. Bryan is the Chair, and Lord Browne, Messrs. Dahlbäck, George, Johnson and Liddy, Ms. Juliber and Dr. Simmons are the other members, of our Corporate Governance and Nominating Committee. Each member of our Corporate Governance and Nominating Committee is “independent” within the meaning of the rules of the NYSE, and, as required by the Corporate Governance and Nominating Committee Charter, no member receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

The primary purposes of the Corporate Governance and Nominating Committee are to: (a) recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines; (b) oversee the evaluation of the performance of the Board of Directors and our Chief Executive Officer; (c) review and concur in the Chief Executive Officer’s and other senior management’s succession plans; and (d) take a leadership role in shaping our corporate governance, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to Goldman Sachs. In identifying and recommending nominees for positions on the Board of Directors, the Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth under “Selection of Directors — Nominations and Appointments” in our Corporate Governance Guidelines, namely: (a) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (b) diversity of viewpoints, backgrounds, experiences and other demographics; (c) business or other relevant experience; and (d) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of Goldman Sachs.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Goldman Sachs and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants also have been employed to help in identifying candidates. Once a candidate is identified whom the Committee wants to seriously consider and move toward nomination, the Chair of the Corporate Governance and Nominating Committee enters into a discussion with that candidate. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. The policy adopted by the Corporate Governance and Nominating Committee provides that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. Shareholders who wish to submit candidates for director for consideration by the Corporate Governance and Nominating Committee for election at our 2006 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our By-laws, to John F. W. Rogers, the Secretary of our Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004 between December 7, 2005 and January 6, 2006.

During fiscal 2004, our Corporate Governance and Nominating Committee met five times. The report of the Corporate Governance and Nominating Committee is included in this Proxy Statement under “Report of the Corporate Governance and Nominating Committee.”

Non-Management Directors Meetings

In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors meetings, our Non-Management Directors met five times in executive session during fiscal 2004. Mr. Bryan, Chair of our Corporate Governance and Nominating Committee, presided at these executive sessions.

Employment Contracts and Change of Control Arrangements

We have entered into employment agreements with, among others, our directors who are employees and our executive officers. Each of these employment agreements requires (unless waived by Goldman Sachs) that the employee devote his or her entire working time to the business and affairs of Goldman Sachs and its affiliates and subsidiaries; each agreement generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days’ prior notice.

The restricted stock units (“RSUs”) and stock options (“Options”) granted to our executive officers as described under “Executive Compensation” provide that if a change in control occurs and within 18 months thereafter the grantee’s employment is terminated other than for “cause” (as defined in the applicable award agreement and/or the Stock Incentive Plan) or the grantee terminates employment for “good reason” (as defined in the applicable award agreement and/or the Stock Incentive Plan):

•	any unvested outstanding RSUs and Options will become vested;

•	all outstanding Options will become exercisable; and

•	the Common Stock underlying any outstanding RSUs will be delivered.

“Change in control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination, either:

•	at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•	at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of the Board of Directors’ approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

Director Compensation

For fiscal 2004, non-employee director compensation consisted of a $75,000 annual retainer and a $25,000 committee chair fee, which were paid in fully vested RSUs on December 14, 2004. The number of RSUs awarded (720 RSUs in respect of the annual retainer, other than in the case of Ms. Juliber, who joined the Board of Directors after the start of the 2004 fiscal year and received a prorated annual retainer, and 240 RSUs in respect of the committee chair fee, if applicable) was determined by dividing the dollar amount by the average closing price-per-share of the Common Stock on the NYSE over the ten trading-day period up to and including the last day of fiscal 2004 ($104.27).

For fiscal 2004, non-employee directors also received, at their election, an annual equity grant on December 17, 2003 consisting of one of the following: 3,000 fully vested RSUs; 1,500 fully vested RSUs and 4,500 fully vested Options; or 9,000 fully vested Options. Each of Lord Browne, Mr. Liddy and Dr. Simmons received all RSUs, each of Messrs. Bryan, Dahlbäck and George received 1,500 RSUs and 4,500 Options, and Mr. Johnson received all Options. Ms. Juliber received a prorated amount of the annual equity grant (2,000 fully vested RSUs) on April 5, 2004 and a prorated amount of the annual retainer ($50,000) in fully vested RSUs (480 RSUs), in each case, based on the starting date of her directorship. RSUs granted to non-employee directors provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the year of the non-employee director’s retirement from the Board of Directors. Options granted to non-employee directors generally become exercisable on the earlier of: (a) the first trading day in January three years after the grant; and (b) the date on which the non-employee director ceases to be a member of the Board of Directors.

Non-employee directors will receive the annual retainer and committee chair fees for fiscal 2005 either in cash or through a grant of fully vested RSUs. With respect to the fiscal 2005 annual equity grant, which was made as of December 14, 2004, each of the non-employee directors received 3,000 fully vested RSUs.

In January 2004, the Board of Directors adopted, upon the recommendation of the Corporate Governance and Nominating Committee, a policy on stock ownership retention by Goldman Sachs’ non-employee directors. In general, this policy requires non-employee directors to beneficially own at least 5,000 shares of Common Stock or fully vested RSUs within two years of becoming a director.

Non-employee directors receive no compensation from Goldman Sachs other than directors’ fees.

Directors who are also employees of Goldman Sachs or an affiliate receive no compensation for serving as directors.

Executive Compensation

The following table sets forth for fiscal 2004, fiscal 2003 and fiscal 2002 the compensation for our Chief Executive Officer and for each of our four most highly compensated executive officers during fiscal 2004, other than the Chief Executive Officer, serving as executive officers at the end of fiscal 2004. These five persons are referred to collectively as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Cash Compensation				Long-Term Compensation Awards
Named Executive Officer	Year	Salary		Bonus		Restricted Stock Unit Awards (a)		Securities Underlying Options (b)	All Other Compensation (c)
Henry M. Paulson, Jr. Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	600,000 600,000 600,000	$ $ $	0 0 6,253,500	$ $ $	29,150,028 20,754,337 2,603,735	0 0 99,039	$39,331 $46,242 $54,649

Lloyd C. Blankfein	2004		$600,000		$14,995,500		$13,882,598	0	$51,244
President and Chief Operating Officer	2003 2002	$ $	600,000 600,000	$ $	10,244,500 8,253,500	$ $	9,291,128 3,619,344	0 137,670	$63,997 $84,686

David A. Viniar Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	600,000 600,000 600,000	$ $ $	9,745,500 6,224,500 3,753,500	$ $ $	8,632,526 5,221,660 1,334,244	0 0 50,751	$51,244 $63,997 $84,686

Robert S. Kaplan Vice Chairman	2004 2003 2002	$ $ $	600,000 600,000 600,000	$ $ $	8,995,500 6,494,500 4,003,500	$ $ $	7,882,500 5,475,984 1,461,224	0 0 55,581	$33,314 $37,275 $39,479

Suzanne Nora Johnson Vice Chairman	2004 2003 2002	$ $ $	600,000 600,000 600,000	$ $ $	9,017,500 4,767,500 2,772,500	$ $ $	7,882,500 3,695,621 826,479	0 0 31,437	$17,331 $23,242 $35,649

(a)

The values of the RSUs shown in the table (which were granted for fiscal 2004, fiscal 2003 and fiscal 2002) were determined, respectively, by multiplying the number of RSUs awarded to each Named Executive Officer by the closing price-per-share of Common Stock on the NYSE on November 26, 2004 ($104.84), our 2004 fiscal year-end, for RSUs granted on December 14, 2004, on November 28, 2003 ($96.08), our 2003 fiscal year-end, for RSUs granted on December 17, 2003 (on November 28, 2003 for Ms. Nora Johnson), and on November 29, 2002 ($78.87), our 2002 fiscal year-end, for RSUs granted on December 13, 2002 (on November 29, 2002 for Ms. Nora Johnson). The number of RSUs awarded to each Named Executive Officer for fiscal 2004 was determined by dividing the dollar amount to be granted as an equity-based award by

$104.84 (the closing price-per-share of the Common Stock on the NYSE on November 26, 2004, our 2004 fiscal year-end). In general, 40% of the RSUs granted for fiscal 2004 were vested on the grant date, with the remainder vesting on November 30, 2007. In general, 25% of the RSUs granted for fiscal 2003 were vested on the grant date, with the remainder vesting on November 24, 2006. In general, 25% of the RSUs granted for fiscal 2002 were vested on the grant date, with the remainder vesting on November 25, 2005. RSUs granted for fiscal 2004, fiscal 2003 and fiscal 2002 generally provide for delivery of the underlying shares of Common Stock in January 2008, January 2007 and January 2006, respectively.

In general, non-vested RSUs are forfeited on termination of employment, except in limited cases such as “retirement,” and RSUs, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause.” Each Named Executive Officer currently meets the requirements under the RSUs for “retirement.” Each RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders.

The aggregate value of all Common Stock underlying all RSUs awarded to and held by each of the Named Executive Officers at the end of fiscal 2004 (including the RSUs granted for fiscal 2004), determined based on the closing price-per-share of the Common Stock on the NYSE on November 26, 2004 ($104.84), and the number of outstanding RSUs awarded to each of the Named Executive Officers in the aggregate since our initial public offering and for each of fiscal 2004, fiscal 2003 and fiscal 2002, respectively, were: Mr. Paulson — $55,257,704, 527,067, 278,043, 216,011 and 33,013; Mr. Blankfein — $28,831,944, 275,009, 132,417, 96,702 and 45,890; Mr. Viniar— $16,103,843, 153,604, 82,340, 54,347 and 16,917; Mr. Kaplan — $15,800,122, 150,707, 75,186, 56,994 and 18,527; and Ms. Nora Johnson — $13,013,684, 124,129, 75,186, 38,464 and 10,479.

(b)	For fiscal 2002, each Named Executive Officer received a grant of Options on December 13, 2002 (on November 29, 2002 for Ms. Nora Johnson) with an exercise price of $78.87, the closing price-per-share of Common Stock on the NYSE on November 29, 2002, our 2002 fiscal year-end. One-quarter of these Options were vested on the grant date, with the remainder generally vesting on November 25, 2005. These Options generally become exercisable in January 2006 and expire on November 30, 2012.

(c)	Fiscal 2004 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $22,000, $162, $5,000 and $12,169; Mr. Blankfein — $22,000, $162, $5,000 and $24,082; Mr. Viniar — $22,000, $162, $5,000 and $24,082; Mr. Kaplan — $22,000, $162, $5,000 and $6,152; and Ms. Nora Johnson — $0, $162, $5,000 and $12,169.

Fiscal 2003 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $23,000, $176, $5,000 and $18,066; Mr. Blankfein — $23,000, $176, $5,000 and $35,821; Mr. Viniar — $23,000, $176, $5,000 and $35,821; Mr. Kaplan — $23,000, $176, $5,000 and $9,098; and Ms. Nora Johnson — $0 , $176, $5,000 and $18,066.

Fiscal 2002 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $19,000, $185, $5,000 and $30,464; Mr. Blankfein — $19,000, $185, $5,000 and $60,501; Mr. Viniar — $19,000, $185, $5,000 and $60,501; Mr. Kaplan — $19,000, $185, $5,000 and $15,294; and Ms. Nora Johnson — $0, $185, $5,000 and $30,464.

In addition to the amounts disclosed in the table, each of Messrs. Paulson, Blankfein, Viniar and Kaplan and Ms. Nora Johnson has accrued benefits under The Goldman Sachs Employees’ Pension Plan (the “Pension Plan”), entitling them to receive annual benefits upon retirement at age 65 of $10,533, $3,401, $6,906, $3,526 and $15,706, respectively. Other than Ms. Nora Johnson, none of the Named Executive Officers has accrued any benefits under the Pension Plan since November 1992. Ms. Nora Johnson continued to accrue benefits under the Pension Plan through 2004. Effective as of November 27, 2004, the Pension Plan was frozen, and no participant will accrue any additional benefit thereunder.

We currently provide certain of our Named Executive Officers with the use of a car and trained security driver. In addition, we make available for business use to certain of our Named Executive Officers private aircraft in which Goldman Sachs owns a fractional interest. Our general policy is not to permit employees, including Named Executive Officers, to use such aircraft for personal use. During fiscal 2004, there were limited instances in which certain of our Named Executive Officers brought personal guests as passengers on business-related flights. In such cases, the Named Executive Officers paid Goldman Sachs an amount equal to the greater of: (a) the incremental cost to Goldman Sachs of the usage by such guests; or (b) the price of a first-class commercial airline ticket for the same trip.

During fiscal 2004, Goldman Sachs made available financial counseling services to approximately 185 of our senior executives, including our Named Executive Officers. In each such case, the incremental cost to Goldman Sachs was less than $50,000.

Fiscal Year-End Option Holdings

None of the Named Executive Officers was granted Options for fiscal 2004. The following table provides information about unexercised Options held by each Named Executive Officer as of November 26, 2004, our 2004 fiscal year-end. None of the Named Executive Officers had exercised any Options as of November 26, 2004.

FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The- Money Options at Fiscal Year-End (a)
Named Executive Officer	Exercisable	Unexercisable (b)	Exercisable	Unexercisable
Henry M. Paulson, Jr.	139,965	320,117	$3,074,331	$5,496,905
Lloyd C. Blankfein	90,681	318,346	$1,991,808	$5,965,633
David A. Viniar	67,326	150,623	$1,478,816	$2,639,310
Robert S. Kaplan	87,144	155,453	$1,914,118	$2,764,745
Suzanne Nora Johnson	45,258	109,554	$994,092	$1,849,907

(a)	“Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised Options at our 2004 fiscal year-end multiplied by the difference between the exercise price for the grant and the closing price-per-share of Common Stock on the NYSE on November 26, 2004 ($104.84), our 2004 fiscal year-end. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the NYSE on the date that the Option is exercised.

(b)	The portion of these Options granted for fiscal 2001 that became exercisable in January 2005 at an exercise price of $91.61 was as follows for each Named Executive Officer: Mr. Paulson — 221,078; Mr. Blankfein —180,676; Mr. Viniar — 99,872; Mr. Kaplan — 99,872; and Ms. Nora Johnson — 78,117.

Stock Price Performance

The following graph compares the performance of an investment in Common Stock from November 26, 1999 through November 26, 2004, with the S&P 500 Index and the S&P Financial Index. The graph assumes $100 was invested on November 26, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

The table below shows the cumulative total returns in dollars of the Common Stock, the S&P 500 Index and the S&P Financial Index for Goldman Sachs’ last five fiscal year ends, assuming $100 was invested on November 26, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. The performance shown in the table represents past performance and should not be considered an indication of future performance.

	Cumulative Total Return (in dollars)
	11/26/99	11/24/00	11/30/01	11/29/02	11/28/03	11/26/04
The Goldman Sachs Group, Inc.	100.00	106.13	116.51	103.72	127.70	140.78
S&P 500 Index	100.00	94.72	80.43	66.09	74.70	83.48
S&P Financial Index	100.00	105.15	104.60	94.42	108.98	119.32

Report of the Compensation Committee on Executive Compensation

The Compensation Committee is comprised of all eight of our Non-Management Directors and operates pursuant to a written charter that was amended and restated in January 2005, and is available on our website at http://www.gs.com/investor_relations. During fiscal 2004, the Compensation Committee held five meetings and the Chair of the Compensation Committee also met with the chairs of our internal compensation policy committee five times. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE. In addition, as required by its charter, no member of the Compensation Committee receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. The Compensation Committee’s primary purposes are to: (a) determine and approve the compensation of Goldman Sachs’ Chief Executive Officer; (b) make recommendations to the Board of Directors with respect to executive compensation (including compensation of non-Chief Executive Officer executive officers) and our incentive-compensation and equity-based plans that are subject to the approval of the Board of Directors; (c) assist the Board of Directors in its oversight of the development, implementation and effectiveness of Goldman Sachs’ policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and (d) prepare this Report. As part of this responsibility, the Compensation Committee administers the Stock Incentive Plan and the Restricted Partner Compensation Plan, and oversees the committee appointed by the Board of Directors to administer the Partner Compensation Plan. For fiscal 2004, the Board of Directors appointed a committee consisting of Messrs. Paulson, Blankfein and Kaplan (who replaced John Thain, effective January 15, 2004) (with Mr. Paulson as Chair) as the administrative committee of the Partner Compensation Plan, and the Compensation Committee delegated to a committee consisting of these same three individuals certain responsibilities under the Stock Incentive Plan with respect to non-executive officers.

The Compensation Committee engaged three outside compensation consulting firms to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive and non-executive compensation practices and determinations, including information on equity-based award design. The Compensation Committee specifically asked two of these firms to provide insight on our compensation practices relative to industry best practices. On conclusion of this assessment, the firms informed the Chair of the Compensation Committee that our executive pay practices “are consistent with competitive best practices and generally accepted compensation standards” and that our “‘pay for performance’ orientation drives Goldman Sachs’ consistently superior results.”

The discussion below constitutes the Report of the Compensation Committee.

Compensation Policies

To perpetuate the sense of partnership and teamwork that exists among our senior professionals, to reinforce the alignment of senior executive and shareholder interests, to help Goldman Sachs attract and retain senior executives whose efforts and judgments are vital to the continued success of the firm, and to permit certain bonus compensation paid to our covered employees to be considered qualified “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Restricted Partner Compensation Plan was adopted by the Board of Directors and approved by our shareholders. The Restricted Partner Compensation Plan is the primary program through which Mr. Paulson, each of the other Named Executive Officers, each of our other executive officers and each member of the firm’s Management Committee (26 individuals in the aggregate for fiscal 2004) is compensated. Our other senior executives are compensated under the Partner Compensation Plan.

Participants in the Restricted Partner Compensation Plan receive a significant portion of their compensation in the form of equity-based awards under the Stock Incentive Plan. These equity-based awards are designed to align the interests of Restricted Partner Compensation Plan participants with the interests of our other shareholders.

For 2004, the Compensation Committee adopted a new program for participants in the Partner Compensation Plan and the Restricted Partner Compensation Plan called the PMD Discount Stock Program, which is designed to encourage the acquisition and long-term holding of our Common Stock by senior executives, and is described more fully below. In addition, effective with respect to our 2005 fiscal year, in order to encourage eligible employees to remain in the employ of Goldman Sachs by providing them with the ability to defer receipt of a portion of their eligible compensation, the Compensation Committee recommended for adoption, and the Board of Directors adopted, new non-qualified deferred compensation plans for eligible employees in the United States and the United Kingdom (including participants in the Partner Compensation Plan and the Restricted Partner Compensation Plan). In general, under these plans, participants will be able to defer payment of a portion of their cash end-of-year bonus for varying periods of time, but in no event for longer than the later of: (a) ten years; or (b) six months after termination of employment. During the deferral period, participants will be able to notionally invest their deferrals in certain alternatives available under their plan. Our obligations under the non-qualified deferred compensation plans will not be funded or secured in any manner, and the participants will be general unsecured creditors of Goldman Sachs.

The Restricted Partner Compensation Plan

General. Participants in the Restricted Partner Compensation Plan receive a base salary, which is paid in cash and is determined at the beginning of a fiscal year by the Compensation Committee, and a bonus, which is paid in cash and/or an equity-based award under the Stock Incentive Plan. The Restricted Partner Compensation Plan was approved by our shareholders at our Annual Meeting on April 1, 2003 and was applicable to fiscal 2004.

Each fiscal year, the Compensation Committee selects individuals to participate in the Restricted Partner Compensation Plan from among the firm’s executive officers and Management Committee members. No individual who participates in the Restricted Partner Compensation Plan can at the same time participate in the firm’s Partner Compensation Plan.

Under the Restricted Partner Compensation Plan, each participant may be paid a formula bonus (not in excess of $35 million), which is determined based on Goldman Sachs’ “Pre-Tax Pre-PCP Earnings” (as defined in the Restricted Partner Compensation Plan) for the fiscal year (the “Formula Bonus”). The Compensation Committee, in its discretion, may reduce any participant’s bonus to an amount below the Formula Bonus. The Formula Bonus for each participant in the Restricted Partner Compensation Plan for fiscal 2004 was $35 million. In light of the factors discussed more fully below, the Compensation Committee reduced each Named Executive Officer’s bonus to an amount below the Formula Bonus.

Formula Bonuses under the Restricted Partner Compensation Plan are payable, as determined by the Compensation Committee, in cash and/or an equity-based award of equivalent value granted under the Stock Incentive Plan. For purposes of the Formula Bonus, RSUs, restricted shares of Common Stock and unrestricted shares of Common Stock are valued at the average of the closing prices of Common Stock over the ten trading-day period up to and including the last day of fiscal 2004. However, in exercising its discretion to reduce a participant’s actual bonus below the Formula Bonus, the Compensation Committee may take into account the value of Common Stock over another period of time or as of any date it selects.

The following portions of this Report provide more detail regarding the manner in which the compensation payable to participants in the Restricted Partner Compensation Plan for fiscal 2004 was determined.

Base Salary. At the time individuals were selected to participate in the Restricted Partner Compensation Plan for fiscal 2004, the Compensation Committee determined to pay each participant a base salary for fiscal 2004 at the annual rate of $600,000 (the same base salary as was paid to participants in the Restricted Partner Compensation Plan for fiscal 2003, and the same base salary as was paid to participants in the Partner Compensation Plan since our initial public offering in 1999).

Bonus. In general, in determining participants’ actual bonuses under the Restricted Partner Compensation Plan, the Compensation Committee sought to assure that participants’ total compensation amounts were linked to Goldman Sachs’ results of operations as a whole, and also approximated the bonus amounts that would have resulted had the Restricted Partner Compensation Plan participants participated in the Partner Compensation Plan. In this way, the Compensation Committee sought to assure a continued spirit of collaboration among our senior executives. Ultimately, the Compensation Committee determined that, in light of the firm’s return on average tangible shareholders’ equity of 25.2%, pre-tax earnings of $6.68 billion and net earnings of $4.55 billion, the aggregate amount to be allocated as bonus compensation under both the Restricted Partner Compensation Plan and the Partner Compensation Plan should result in a ratio of total compensation and benefits for all Goldman Sachs employees (including Restricted Partner Compensation Plan and Partner Compensation Plan participants) to net revenues for the firm equal to 46.7%. The Compensation Committee concluded that this ratio of total compensation and benefits to net revenues was appropriate for the firm in light of information provided by the outside compensation consultants engaged by the Compensation Committee, the Compensation Committee’s understanding of general industry practice derived from prior years’ experience, and Goldman Sachs’ financial performance in fiscal 2004.

In determining the actual bonuses payable to each participant in the Restricted Partner Compensation Plan, in addition to Goldman Sachs’ performance, the Compensation Committee focused on each individual’s contribution to the firm (including as reflected in the individual’s performance evaluations, which are described more fully below), business unit and divisional performance and compensation recommendations of the individuals to whom participants report. In the case of the Named Executive Officers, the Compensation Committee also considered the closing price of Common Stock on November 26, 2004, the last day of the 2004 fiscal year. Finally, the Compensation Committee paid careful attention to competitive compensation practices (in light of certain objective performance criteria, including return on shareholders’ equity and diluted earnings-per-share), as more fully described below.

Performance Considerations. The individual, business unit and divisional performance considerations for determining total compensation are derived through a number of internal objective and discretionary processes, including Goldman Sachs’ performance evaluation program. This program is a “360 degree” feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization, including peers, employees senior to the individual and employees junior to the individual. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

Competitive Compensation Considerations. The proposed amount of total compensation determined as described above then is considered in light of competitive compensation levels. In this regard, for participants in the Restricted Partner Compensation Plan, the Compensation Committee

used as a benchmark an independently prepared survey regarding compensation levels in 2003 for certain of the most highly compensated employees at The Bear Stearns Companies Inc., Citigroup Inc., Credit Suisse First Boston LLC, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.* With respect to the Named Executive Officers, the Compensation Committee paid particular attention to an internally prepared analysis based on publicly available data regarding the compensation paid in 2003 at The Bear Stearns Companies Inc., Citigroup Inc., J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.

Year-End Equity-Based Awards. The Compensation Committee believes that the portion of annual total compensation awarded in the form of equity-based compensation for Restricted Partner Compensation Plan participants (including each of the Named Executive Officers), without taking into account participation in the PMD Discount Stock Program, generally should be comparable to that of our other senior executives and our other employees. Accordingly, except for Mr. Paulson, who, as described below, received all of his bonus in the form of an equity-based award, the portion of each Restricted Partner Compensation Plan participant’s compensation to be paid in cash versus the portion required to be granted as an equity-based award was determined pursuant to a progressive compensation-based formula under which as the participant’s total compensation increased, a greater percentage of his or her total compensation was comprised of an equity-based award.

Each of the Named Executive Officers received a portion of his or her bonus in cash (other than Mr. Paulson, as discussed below) and a portion in the form of a year-end equity-based award under the Stock Incentive Plan as follows:

Named Executive Officer	% of Bonus Paid in Cash	% of Bonus Paid in the Form of Equity-Based Award
Henry M. Paulson, Jr.	0	100
Lloyd C. Blankfein	52	48
David A. Viniar	53	47
Robert S. Kaplan	53	47
Suzanne Nora Johnson	53	47

Each participant in the Restricted Partner Compensation Plan received his or her year-end equity-based award in the form of RSUs.** As described above, for purposes of determining each Restricted Partner Compensation Plan participant’s Formula Bonus under the Restricted Partner Compensation Plan, the number of year-end RSUs was determined by dividing the dollar amount to be granted as year-end RSUs by the average closing price-per-share of the Common Stock on the NYSE for the ten trading-day period up to and including the last day of the 2004 fiscal year ($104.27). In the case of each of the Named Executive Officers, the Compensation Committee decided to exercise its discretion to reduce the Formula Bonus so that the sum of each Named Executive Officer’s cash bonus (if any), plus the value of his or her RSU award, determined based on the closing price of Common Stock on November 26, 2004, the last day of the 2004 fiscal year ($104.84), rather than the ten-day average price, would equal the amount reflected on the Summary Compensation Table.

*	Of these competitor companies, only Credit Suisse First Boston LLC is not included in the S&P Financial Index.

**	An RSU constitutes an unfunded, unsecured promise to deliver a share of Common Stock on a predetermined date. In general, 40% percent of these year-end RSUs were “vested” when they were granted and the remaining 60% will become “vested” at the end of the 2007 fiscal year. The RSUs provide for accelerated vesting on a recipient’s “retirement,” and each Named Executive Officer currently meets the requirements for “retirement.” In general, shares underlying all of these year-end RSUs granted for fiscal 2004 will be delivered in January 2008.

The Compensation Committee determined that it was appropriate to grant year-end equity-based awards in the form of RSUs in light of a number of factors, including input from the Compensation Committee’s outside compensation consultants, competitive compensation practices, maximization of shareholder value and alignment of the long-term interests of our shareholders and our senior executives. Each individual who receives an RSU becomes, economically, a long-term shareholder of Goldman Sachs, with the same interests as our other shareholders. This economic interest results because the amount a recipient ultimately realizes from an RSU depends on the value of Common Stock when actual shares are delivered in January 2008. The Compensation Committee also believes that these RSU awards should provide a strong incentive for Restricted Partner Compensation Plan participants to continue to analyze management issues in terms of the effect those issues will have on Goldman Sachs as a whole as opposed to the effect they might have on any particular Goldman Sachs business unit.

PMD Discount Stock Program

As noted above, in 2004, the Compensation Committee, with input from its outside compensation consultants, adopted the PMD Discount Stock Program under the Stock Incentive Plan. None of the Named Executive Officers was eligible to participate in the PMD Discount Stock Program for fiscal 2004.

The purpose of the PMD Discount Stock Program is to encourage the acquisition and long-term holding of Common Stock by senior executives. Subject to an overall limit determined by the Compensation Committee, the PMD Discount Stock Program gave participants in the Partner Compensation Plan and the Restricted Partner Compensation Plan an opportunity to request that they use all or part of the cash portion of their year-end bonuses to acquire RSUs under the Stock Incentive Plan at an effective 25% discount from the closing price of Common Stock on December 14, 2004 ($109.88). The 25% discount was accomplished by a grant of RSUs (the “Discount RSUs”) equal to one-third of the number of RSUs (the “Base RSUs”) each participant acquired based on the closing price of common stock on December 14, 2004. The Base RSUs were 100% vested when granted. In general, shares underlying Base RSUs granted in 2004 either were delivered in January 2005 or will be delivered in January 2008 (depending on whether participation was on a pre- or after-tax basis), but in either case the shares underlying the Base RSUs generally will not be transferable (other than to satisfy certain tax obligations) prior to January 2008. One-half of the Discount RSUs will vest in each of November 2006 and November 2007; shares underlying vested Discount RSUs generally will be delivered in January 2008, at which time they will be freely transferable. As with other RSUs that have been granted under the Stock Incentive Plan, RSUs granted under the PMD Discount Stock Program include a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. While the Base RSUs (and their underlying shares) are not forfeitable, the Discount RSUs are subject to forfeiture for termination of employment prior to vesting and for failing to comply with certain terms and conditions including certain restrictive covenants. Unlike year-end RSUs granted to employees described above, Discount RSUs do not have accelerated vesting on a participant’s “retirement.”

Compensation of the Chief Executive Officer

Mr. Paulson’s compensation was determined in the manner described above that was applicable to all other Named Executive Officers, except that in considering Mr. Paulson’s compensation, the Compensation Committee also considered an independently prepared analysis of chief executive officer 2003 compensation at certain of Fortune Magazine’s list of America’s 50 largest corporations.* Mr. Paulson’s base salary for fiscal 2004 was set at $600,000 per annum, the same base salary provided to each other Restricted Partner Compensation Plan and Partner Compensation Plan participant. In determining the ultimate amount of the bonus to be paid to Mr. Paulson under the Restricted Partner Compensation Plan, the Compensation Committee considered the evaluation of Mr. Paulson’s performance by the Corporate Governance and Nominating Committee (each member of which also is a member of the Compensation Committee), as well as the firm’s outstanding performance for fiscal 2004, Mr. Paulson’s individual contribution to that performance and competitive compensation practices.

In fiscal 2004, under Mr. Paulson’s leadership, Goldman Sachs’ performance, by almost any measure, was exceptional. The firm achieved record net revenues ($20.55 billion), record net earnings ($4.55 billion) and record diluted earnings per share ($8.92 – an increase of 52% over 2003). Moreover, Goldman Sachs’ return on average shareholders’ equity was 19.8% (an increase of 4.8 percentage points over 2003) and its return on average tangible shareholders’ equity was 25.2% (an increase of 5.3 percentage points over 2003). In 2004, Goldman Sachs continued its leadership in global mergers and acquisitions, ranking first in both announced and completed transactions and ranking second in worldwide equity and equity-related offerings, public common stock offerings and initial public offerings. Finally, net revenues increased significantly in Investment Banking (24%), Trading and Principal Investments (28%) and Asset Management and Securities Services (35%). Mr. Paulson’s compensation for fiscal 2004 is a reflection of his performance, and Goldman Sachs’ record performance, in fiscal 2004.

As we discussed in last year’s Report of the Compensation Committee, Mr. Paulson has been outspoken in his philosophy that executives’ compensation in general, and chief executive officers’ compensation in particular, should be aligned closely with shareholder interests by making equity a very material portion of such compensation and requiring a substantial portion of that equity be held for significant periods of time. The Compensation Committee continues to agree with this philosophy and also continues to believe that it is critical that Mr. Paulson remain focused on (and that his 2004

*	The corporations included in this analysis were: Wal-Mart Stores, Inc., Exxon Mobil Corporation, General Motors Corporation, Ford Motor Company, General Electric Company, ChevronTexaco Corporation, ConocoPhillips, Citigroup Inc., International Business Machines Corporation, American International Group, Inc., Hewlett-Packard Company, Verizon Communications Inc., The Home Depot, Inc., Berkshire Hathaway Inc., Altria Group, Inc., McKesson Corporation, Cardinal Health, Inc., The Kroger Co., Federal National Mortgage Association, The Boeing Company, AmerisourceBergen Corporation, Target Corporation, Bank of America Corporation, Pfizer Inc., J.P. Morgan Chase & Co., Time Warner Inc., The Procter & Gamble Company, Costco Wholesale Corporation, Johnson & Johnson, Dell Inc., Sears, Roebuck and Co., SBC Communications Inc., Valero Energy Corporation, Marathon Oil Corporation, MetLife, Inc., Safeway Inc., Albertson’s, Inc, Morgan Stanley, AT&T Corp., Medco Health Solutions, Inc., United Parcel Service, Inc., J.C. Penney Company, Inc., The Dow Chemical Company, Walgreen Co., Microsoft Corporation, The Allstate Corporation, Lockheed Martin Corporation, Wells Fargo & Company and Lowe’s Companies, Inc. Of these corporations, the following are included in the S&P Financial Index: Citigroup Inc., American International Group, Inc., Federal National Mortgage Association, Bank of America Corporation, J.P. Morgan Chase & Co., MetLife, Inc., Morgan Stanley, The Allstate Corporation and Wells Fargo & Company.

compensation continue to be dependent on) Goldman Sachs’ long-term performance. Toward this end, for 2004 Mr. Paulson’s entire bonus (98% of his total compensation for 2004) was granted in the form of RSUs that will not deliver any shares of Common Stock until January 2008.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward Section 162(m)’s $1 million deduction limit. Section 162(m) first became applicable to Goldman Sachs in April 2003, at which time Goldman Sachs adopted, and our shareholders approved, the Restricted Partner Compensation Plan. The Restricted Partner Compensation Plan is designed to assure that bonus compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for our executive officers. However, it retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the shareholders’ interests.

Conclusion

The compensation program implemented by the Compensation Committee (the Restricted Partner Compensation Plan, in conjunction with our equity-based award program under the Stock Incentive Plan and PMD Discount Stock Program) was designed to permit the Compensation Committee to provide our executive officers and Management Committee members with total compensation that is linked to Goldman Sachs’ performance and reinforces the alignment of employee and shareholder interests. At the same time it is intended to provide the Compensation Committee with sufficient flexibility to assure that such compensation is appropriate to attract and retain these employees who, together with participants in the Partner Compensation Plan, are vital to the continued success of Goldman Sachs and to drive outstanding individual and institutional performance. We believe the program met these objectives again in fiscal 2004.

During fiscal 2004, the Compensation Committee performed all of its duties and responsibilities under the Compensation Committee Charter.

Compensation Committee:

James A. Johnson, Chair

Lord Browne of Madingley

John H. Bryan

Claes Dahlbäck

William W. George

Lois D. Juliber

Edward M. Liddy

Dr. Ruth J. Simmons

Report of the Audit Committee

The Audit Committee is comprised of seven Non-Management Directors and operates pursuant to a written charter that was amended and restated in January 2005, and is available on our website at http://www.gs.com/investor_relations. During fiscal 2004, the Audit Committee held eleven meetings, including six executive sessions, five private sessions with management and five private sessions with each of the independent auditors and the Director of Internal Audit. In fiscal 2004, the Chair of the Audit Committee also had six meetings with our Director of Internal Audit, seven meetings with each of our Chief Financial Officer and Controller, four meetings with our General Counsel and three meetings with our Global Head of Compliance. The Audit Committee’s primary purposes are to: (a) assist the Board of Directors in its oversight of (i) the integrity of Goldman Sachs’ financial statements; (ii) Goldman Sachs’ compliance with legal and regulatory requirements; (iii) Goldman Sachs’ independent auditors’ qualifications and independence; (iv) the performance of Goldman Sachs’ internal audit function and independent auditors; and (v) Goldman Sachs’ management of market, credit, liquidity and other financial and operational risks; (b) decide whether to appoint, retain or terminate Goldman Sachs’ independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report. The Board of Directors has determined, upon the recommendations of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During fiscal 2004, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of Goldman Sachs for fiscal 2004 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

Lord Browne of Madingley, Chair

John H. Bryan

Claes Dahlbäck

William W. George

James A. Johnson

Lois D. Juliber

Edward M. Liddy

Report of the Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of all eight of Goldman Sachs’ Non-Management Directors and operates pursuant to a written charter that was amended and restated in January 2004, and is available on the Goldman Sachs website at http://www.gs.com/investor_relations. During fiscal 2004, the Corporate Governance and Nominating Committee held five meetings. The Corporate Governance and Nominating Committee’s primary purposes are to: (a) recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in Goldman Sachs’ Corporate Governance Guidelines; (b) oversee the evaluation of the performance of the Board of Directors and Goldman Sachs’ Chief Executive Officer; (c) review and concur in the Chief Executive Officer’s and other senior management’s succession plans; and (d) take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to Goldman Sachs.

On an ongoing basis during fiscal 2004, the Corporate Governance and Nominating Committee evaluated potential candidates for positions on the Board of Directors and its committees, in each case in accordance with the criteria set forth under “Selection of Directors — Nominations and Appointments” in Goldman Sachs’ Corporate Governance Guidelines. The Corporate Governance and Nominating Committee approved and recommended to the Board of Directors the four director nominees currently standing for election or re-election at the Annual Meeting.

The Corporate Governance and Nominating Committee conducted an evaluation of its own performance as well as the performance of both the Board of Directors and Goldman Sachs’ Chief Executive Officer during fiscal 2004, as is required annually by the Corporate Governance and Nominating Committee Charter. In connection with its evaluation of the Chief Executive Officer, the Committee also reviewed both the long-term and emergency succession plans for the Chief Executive Officer.

On September 14, 2004, the Corporate Governance and Nominating Committee recommended that the Board of Directors approve amendments to the Goldman Sachs Amended and Restated Certificate of Incorporation to provide for the annual election of all of Goldman Sachs’ directors. The Board of Directors unanimously approved the amendments, subject to shareholder approval at the 2005 Annual Meeting. The Corporate Governance and Nominating Committee’s recommendation was made after careful consideration of the appropriate structure for Goldman Sachs’ Board of Directors and the level of shareholder support that a shareholder proposal for such amendments received at the 2004 Annual Meeting.

In January 2005, the Corporate Governance and Nominating Committee recommended to the Board of Directors certain amendments to Goldman Sachs’ Policy Regarding Director Independence Determinations, generally to reflect amendments to the corporate governance rules of the NYSE, and certain technical, non-substantive amendments to Goldman Sachs’ Code of Business Conduct and Ethics, which amendments were approved by the Board of Directors (the amended and restated Policy is attached as Annex A to this Proxy Statement and both the Policy and the Code are available on the Goldman Sachs website at http://www.gs.com/investor_relations). In addition, in January 2005, the Corporate Governance and Nominating Committee reviewed Goldman Sachs’ Corporate Governance Guidelines and the Corporate Governance and Nominating Committee’s Charter, and recommended to the Board of Directors that no amendments be made to these documents at such time. Each of these documents is available on the Goldman Sachs website at http://www.gs.com/investor_relations.

The Corporate Governance and Nominating Committee recommended to the Board of Directors, and the Board of Directors determined, in January 2005 that each of the Non-Management Directors and Mr. Friedman is “independent” within the meaning of the rules of the NYSE and, in the case of Audit Committee members, the rules of the SEC as well. In addition, the Corporate Governance and Nominating Committee recommended to the Board of Directors, and the Board of Directors determined, that neither any member of the Corporate Governance and Nominating Committee or the Compensation Committee nor Mr. Friedman receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

During fiscal 2004, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

Corporate Governance and Nominating Committee:

John H. Bryan, Chair

Lord Browne of Madingley

Claes Dahlbäck

William W. George

James A. Johnson

Lois D. Juliber

Edward M. Liddy

Dr. Ruth J. Simmons

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table contains certain information regarding beneficial ownership of Common Stock by each current director or nominee and each Named Executive Officer as well as by all directors, nominees, Named Executive Officers and other current executive officers as a group. All share information is provided as of the close of business on February 7, 2005.

Number of Shares of Common Stock Beneficially Owned (a)(b)
Henry M. Paulson, Jr. (c)	4,326,105
Lloyd C. Blankfein (c)	2,329,517
David A. Viniar (c)	1,368,636
Robert S. Kaplan (c)	2,434,864
Suzanne Nora Johnson (c)	718,286
Lord Browne of Madingley	21,022
John H. Bryan	39,349
Claes Dahlbäck	14,789
Stephen Friedman	46,000
William W. George	64,231
James A. Johnson	42,163
Lois D. Juliber	5,480
Edward M. Liddy	19,801
Ruth J. Simmons	28,573
All directors, nominees, Named Executive Officers and other executive officers as a group (19 persons) (d)	14,881,973

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days. In light of the nature of fully vested RSUs and fully vested Options, we have also included in this table shares of Common Stock underlying fully vested RSUs and fully vested Options (without giving effect to accelerated vesting that might result upon “retirement” of the executive officers). For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying fully vested RSUs and fully vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying fully vested RSUs included in the table are as follows: Mr. Paulson — 173,472; Mr. Blankfein — 88,613; Mr. Viniar — 50,751; Mr. Kaplan — 48,953; Ms. Nora Johnson — 42,309; Lord Browne — 19,628; Mr. Bryan — 13,796; Mr. Dahlbäck — 8,965; Mr. George — 9,026; Mr. Johnson — 12,628; Ms. Juliber — 5,480; Mr. Liddy — 10,976; Dr. Simmons — 16,573; and all directors, nominees, Named Executive Officers and other executive officers as a group — 654,229. The shares of Common Stock underlying fully vested Options included in the table are as follows: Mr. Paulson — 385,802; Mr. Blankfein — 305,774; Mr. Viniar — 179,885; Mr. Kaplan — 200,911; Ms. Nora Johnson — 131,234; Mr. Bryan — 22,500; Mr. Dahlbäck — 5,824; Mr. George — 10,205; Mr. Johnson — 27,000; Dr. Simmons — 12,000; and all directors, nominees, Named Executive Officers and other executive officers as a group — 1,782,384.

(b)

Except as discussed in footnotes (c) and (d) below, all directors, nominees, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, nominee, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding

Common Stock. The group consisting of all directors, nominees, Named Executive Officers and other executive officers beneficially owned approximately 3.1% of the outstanding shares of Common Stock (2.6% not including fully vested RSUs and fully vested Options).

(c)	Excludes any shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. While each of our Named Executive Officers is a party to the Shareholders’ Agreement and each of Messrs. Paulson, Blankfein and Kaplan is a member of the Shareholders’ Committee, each Named Executive Officer disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement, other than those specified above for each such person individually. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our Named Executive Officers, as follows: Mr. Viniar — 62,093; and Ms. Nora Johnson — 537,083.

Includes shares beneficially owned by certain trusts, the sole trustees of which are the spouses of the Named Executive Officers and the sole beneficiaries of which are immediate family members of the Named Executive Officers, as follows: Mr. Blankfein — 113,511; and Mr. Viniar — 4,000. Each Named Executive Officer disclaims beneficial ownership of these shares.

Includes shares of Common Stock beneficially owned by the private charitable foundations of certain of our Named Executive Officers, as follows: Mr. Blankfein — 5,919; Mr. Viniar — 30,000; and Mr. Kaplan — 10,000. Each Named Executive Officer disclaims beneficial ownership of these shares.

(d)	Each current executive officer is a party to the Shareholders’ Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes an aggregate of 764,493 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our executive officers.

Includes an aggregate of 144,536 shares beneficially owned by certain trusts, the sole trustees of which are the spouses of certain of our executive officers and the sole beneficiaries of which are immediate family members of such executive officers. Each such executive officer disclaims beneficial ownership of these shares.

Includes an aggregate of 102,252 shares of Common Stock beneficially owned by the private charitable foundations of certain of our executive officers. Each such executive officer disclaims beneficial ownership of these shares.

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the U.S. Securities Exchange Act of 1934, as amended, as of February 7, 2005, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004	66,667,057	(a)	13.2%

(a)	Each person who is a party to the Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the Shareholders’ Agreement held by any other party to the agreement. As of February 7, 2005, 41,718,738 of the outstanding shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the voting provisions of the Shareholders’ Agreement. See “Introduction — Voting Arrangements.”

Certain Relationships and Related Transactions

We have established private investment funds in order to permit our employees to participate in our merchant banking, venture capital and other similar activities. Many of our employees, their spouses or entities owned or controlled by the employees have invested in these funds. With respect to some of the funds that were offered in fiscal 2000, Goldman Sachs continued to provide “leverage” in fiscal 2004 as a result of having invested in securities with a fixed return issued by these funds; for executive officers, their spouses and entities owned or controlled by them, the leverage was limited to up to a one times basis, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds. Distributions (which include the return of capital invested by such persons in such funds over several years, the profits earned on investments made by those funds and other income from the funds) of greater than $60,000 in fiscal 2004 from these funds to our directors, fiscal 2004 executive officers or those persons or entities affiliated with them were as follows: Mr. Paulson — $9,755,296; Mr. Blankfein — $5,386,709; Mr. Viniar — $2,197,221; Mr. Kaplan — $731,400; Kevin W. Kennedy (Executive Vice President — Human Capital Management) — $743,860; Gregory K. Palm (Executive Vice President and General Counsel) — $4,260,851; Esta E. Stecher (Executive Vice President and General Counsel) — $531,360; Edward C. Forst (Executive Vice President and Chief Administrative Officer) — $396,741; Robert K. Steel (Vice Chairman through January 31, 2004) — $362,700; and John A. Thain (President and Chief Operating Officer through January 14, 2004) — $235,541. Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, the funds. During fiscal 2004, one of these funds (GS PCP CORE Plus Real Estate Income Fund 2002), in which Messrs. Blankfein, Viniar, Palm, Kennedy and Forst and Ms. Stecher and/or their immediate family members are limited partners and own, in the aggregate, 11% of the partnership interests, received a loan, which was repaid prior to our fiscal year-end, from a subsidiary of Goldman Sachs of which the largest aggregate amount outstanding during the fiscal year was approximately $2.9 million, at an interest rate of 3.68%. No executive officer who invested in this fund received any benefit from this loan because the loan was made in anticipation of capital commitment calls and each executive officer prefunded the appropriate amount of his or her individual capital commitment. In addition, certain of our directors and executive officers from time to time invest their personal funds directly in other funds managed by subsidiaries of Goldman Sachs on the same terms and with the same conditions as the other investors in these funds, who are not our directors, executive officers or employees.

Pursuant to the tax indemnification agreement that was entered into among Goldman Sachs and certain former limited partners of our predecessor, The Goldman Sachs Group, L.P., at the time of Goldman Sachs’ initial public offering in 1999, such partners are indemnified by Goldman Sachs for various tax liabilities arising prior to then. During fiscal 2004, Goldman Sachs provided tax indemnification of greater than $60,000 with respect to taxes payable for the years 1996 to 1998 to the following fiscal 2004 executive officers: Mr. Paulson — $87,085; Mr. Blankfein — $69,981; and Mr. Kaplan — $60,516.

In connection with regulatory filings required with respect to delivery to Messrs. Paulson, Blankfein, Viniar, Kaplan and Palm of shares of Common Stock under Goldman Sachs’ equity-based compensation plans, Goldman Sachs paid a $125,000 filing fee on behalf of each such senior executive.

Item 2.	Approval of the Amendments to Our Amended and Restated Certificate of Incorporation to Provide for the Annual Election of All of Our Directors

On September 14, 2004, the Board of Directors unanimously approved, upon the recommendation of the Corporate Governance and Nominating Committee, amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors, subject to approval by our shareholders at the Annual Meeting.

Article Eighth of our Amended and Restated Certificate of Incorporation currently provides that our directors are divided into three classes, with each class serving a three-year term. Article Eleventh of our Amended and Restated Certificate of Incorporation provides that Article Eighth may not be amended without the affirmative vote of the holders of not less than 80% of all outstanding shares of our Common Stock. Under the proposed amendments to our Amended and Restated Certificate of Incorporation, all of our directors would be elected for one-year terms each year, commencing with our 2006 Annual Meeting of Shareholders. In addition, the amendments would provide, in accordance with the Delaware General Corporation Law, that any or all directors may be removed by shareholders, with or without cause, with the affirmative vote of the holders of not less than 80% of the outstanding shares of our Common Stock entitled to vote generally in the election of directors. The proposed amendments to Articles Eighth and Eleventh of our Amended and Restated Certificate of Incorporation are attached to this Proxy Statement as Annex B. As explained below, the Board of Directors unanimously recommends that you vote FOR approval of the amendments.

Our Corporate Governance and Nominating Committee and Board of Directors regularly evaluate all of Goldman Sachs’ corporate governance practices to ensure that such practices, including the mechanism for the election of directors, remain in the best interests of Goldman Sachs and its shareholders. The classification of directors historically has been widely viewed as having the effect of promoting continuity and stability in the management of the business and affairs of a company and encouraging persons considering unsolicited tender offers or other unilateral takeover actions to negotiate with the target company’s board of directors rather than pursue non-negotiated takeover attempts. While the Board of Directors believes these are important concerns, after careful consideration of the appropriate structure for Goldman Sachs’ Board of Directors and the level of shareholder support that a proposal submitted by Mrs. Evelyn Y. Davis received last year (a majority of votes cast), it has determined, upon the recommendation of the Corporate Governance and Nominating Committee, to propose that all of our directors be elected to one-year terms.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the amendments to our Amendment and Restated Certificate of Incorporation to provide for the annual election of all of our directors. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of the amendments.

Item 3.	Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 25, 2005. We are submitting the selection of independent auditors for shareholder ratification at the Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Goldman Sachs and its shareholders.

The Audit Committee, or a designated member thereof, pre-approves each audit and non-audit service rendered by PricewaterhouseCoopers LLP to Goldman Sachs and its consolidated subsidiaries.

Fees Paid to Independent Auditors

The following table shows information about fees paid by Goldman Sachs and its consolidated subsidiaries to PricewaterhouseCoopers LLP.

	2004 ($ in millions)	Percentage of 2004 Services Approved by Audit Committee	2003 ($ in millions) (d)	Percentage of 2003 Services Approved by Audit Committee
Audit fees (a)	32.1	100%	20.5	100%
Audit-related fees (b)	1.9	100	1.8	100
Tax fees (c)	2.0	100	2.4	100
All other fees	—	—	—	—

(a)	Audit fees in 2004 include the audit of internal control over financial reporting.

(b)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(c)	Tax fees include tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(d)	Prior year numbers have been conformed to current year presentation.

PricewaterhouseCoopers LLP also provides services to certain merchant banking and similar funds managed by subsidiaries of Goldman Sachs. Fees paid to PricewaterhouseCoopers LLP by these funds were $12.9 million in 2004 and $12.0 million in 2003. All of these fees related to audit and tax services provided by PricewaterhouseCoopers LLP.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 25, 2005. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the U.S. Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website at http://www.gs.com/investor_relations.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal 2004.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Corporate Governance and Nominating Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Price Performance,” as well as Annex A to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2006 Annual Meeting of Shareholders

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2006 Annual Meeting of Shareholders must submit their proposals to our Secretary on or before October 27, 2005. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our By-laws, in order to be properly brought before the 2006 Annual Meeting of Shareholders, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to John F. W. Rogers, the Secretary of the Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the 2005 Annual Meeting of Shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 7, 2005 and no later than January 6, 2006.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2004 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2004 Annual Report, he or she may contact us at The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations, telephone: 212-902-0300, e-mail: gs-investorrelations@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Beverly

O’Toole, Assistant Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 212-357-1584, e-mail: beverly.otoole@gs.com, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Assistant Secretary.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Non-Management Directors. Any person, whether or not an employee, who has a concern about the conduct of Goldman Sachs or its subsidiaries or affiliates, or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, our designated external contact for these purposes. Mr. Raab’s telephone number is 212-859-8090 and his e-mail and mailing addresses for these purposes are raabsh@friedfrank.com and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, respectively. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our Non-Management Directors, or with our Non-Management Directors as a group, also may contact Mr. Raab using one of the above methods. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.gs.com/investor_relations.

VOTING VIA THE INTERNET OR BY TELEPHONE

Provision has been made for you to vote your shares of Common Stock via the Internet or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., New York City time, on April 5, 2005. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

New York, New York

Dated: February 24, 2005

Schedule of Annexes

Annex	Document
Annex A	Policy Regarding Director Independence Determinations
Annex B	Proposed Amendments to Amended and Restated Certificate of Incorporation

Annex A

Amended and restated as of January 2005

Policy Regarding Director Independence Determinations

The Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (together with its consolidated subsidiaries, the “Company”) will determine which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has established the following standards to assist it in determining independence. If a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. The fact that a particular relationship or transaction is not addressed by the other standards or exceeds the thresholds in the other standards shall not create a presumption that the director is or is not independent. The Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed by the other standards or that exceed the thresholds in the other standards are, in the Board’s judgment, material, and therefore whether the affected director is independent. The Company will explain in its next annual proxy statement for the election of directors the basis for any Board determination that any such relationship or transaction was not material.

Employment/Other Compensation

A.	A director will not be considered independent if:

Employment by the Company

1.	such director is or has been within the last three years an employee, or has an immediate family member (as defined below) who is or has been within the last three years an executive officer (as defined below) of, the Company (other than, with respect to such director, an interim Chairman, CEO or other executive officer);

Direct Compensation from the Company

2.	such director has received during any twelve-month period within the last three years, or has an immediate family member who has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, not including (A) director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service); (B) with respect to such director, compensation received for former service as an interim Chairman, CEO or other executive officer; and (C) with respect to an immediate family member, compensation received for service as an employee of the Company (other than an executive officer);

Employment by the Company’s Internal or External Auditor

3.	(A) such director or an immediate family member is a current partner of the Company’s present internal or external auditor; (B) such director is a current employee of such a firm; (C) such director has an immediate family member who is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) such director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

Compensation Committee Interlocks

4.	such director or an immediate family member is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Director Fees

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from the Company shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Transactions and Other Business Relationships

Payments for Property or Services by Director-Affiliated Entity

C.	A director will not be considered independent if such director is a current employee of, or has an immediate family member who is a current executive officer of, a company or tax-exempt organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years of such other company or organization, exceeds the greater of $1 million or 2% of such other company’s or organization’s consolidated gross revenues.

D.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company that has made payments to or received payments from the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

Director Interests in Parties Transacting with the Company

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

Directors of Companies Transacting with the Company

F.	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another company or tax-exempt organization that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Banking or Financial Relationships between Director-Affiliated Entities and the Company

G.

An extension of credit to, underwriting securities of, or entering into a derivative or commodity transaction or other banking or financial relationship with, a company or tax-exempt organization of which a director is an executive officer shall not be deemed a material relationship or transaction that would cause a director not to be independent if such loan, underwriting, derivative or commodity transaction or other relationship is made or extended on terms and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which the Company has a comparable relationship and that do not have a director of the Company serving as executive officer.

Director Affiliations with Tax-Exempt Organizations That Transact Business with the Company

H.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that has a transaction or other financial relationship with the Company (other than payments covered by Paragraph C and contributions covered by Paragraph I) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such transaction or relationship is on substantially the same terms as those prevailing at the time for similarly-situated organizations that do not have an affiliation with a director of the Company.

Contributions to Tax-Exempt Organizations

I.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that receives contributions from the Company (directly or through The Goldman Sachs Foundation or a similar organization established by the Company) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such contributions (other than employee matching contributions) for a particular fiscal year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for such fiscal year.

Client Relationships

J.	The ownership by a director of equity securities of the Company, or the maintenance by a director of a brokerage, margin or similar account with, or the purchase of investment services, investment products, securities or similar products and services from, the Company, shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the relationship is on substantially the same terms as those prevailing at the time for similarly-situated persons who are not directors or executive officers of the Company.

K.	The ownership by a director of an interest in a partnership or fund which is sponsored or managed by the Company shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the terms on which such director acquired the interest and participates in the fund are substantially the same terms as those prevailing at the relevant time for similarly-situated persons who are not directors or executive officers of the Company.

Indebtedness

L.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the aggregate amount of the indebtedness is not in excess of 5% of the Company’s total consolidated assets.

Other

M.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

N.	Any relationship or transaction between an immediate family member of a director and the Company shall not be deemed a material relationship or transaction that would cause the director not to be independent if the above standards would permit the relationship or transaction to occur between the director and the Company.

Definitions: For purposes of these guidelines:

“company” includes for-profit organizations and excludes tax-exempt organizations.

“Executive officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. See Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

Annex B

(Marked to Show Proposed Amendments)

Proposed Amendments

to Articles Eighth and Eleventh of

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE GOLDMAN SACHS GROUP, INC.

EIGHTH. The number of directors of the Corporation ~~shall be divided into three classes. The number of directors of the Corporation and the number of directors in each class of directors~~ shall be fixed only by resolution of the board of directors of the Corporation from time to time. ~~The initial term of office of the first such class of directors shall expire at the annual meeting of stockholders in 2000, the initial term of office of the second such class of directors shall expire at the annual meeting of stockholders in 2001 and the initial term of office of the third such class of directors shall expire at the annual meeting of stockholders in 2002, with each such class of directors to hold office until their successors have~~Each director who is serving as a director on the date of this Amended and Restated Certificate of Incorporation shall hold office until the next annual meeting of stockholders after such date and until his or her successor has been duly elected and qualified, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders. At each annual meeting of stockholders after the date of this Amended and Restated Certificate of Incorporation, directors elected ~~to succeed the directors whose terms expire~~ at such annual meeting shall ~~be elected to~~ hold office ~~for a term expiring at~~until the next annual meeting of stockholders ~~in the third year following the year of their election~~ and until their successors have been duly elected and qualified. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.~~

~~No~~ Any director ~~who is part of any such class of directors~~ may be removed, with or without ~~except both for~~ cause, ~~and~~ with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Amended and Restated Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next ~~election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed~~ annual meeting of stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election ~~without regard to the~~

B-1

~~classification of other directors~~ and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

«        «        «

ELEVENTH. No provision of Articles SIXTH, ~~EIGHTH,~~ NINTH, TENTH or TWELFTH or of this Article ELEVENTH or of the second paragraph of Article EIGHTH shall be amended, modified or repealed, and no provision inconsistent with any such provision shall become part of this Amended and Restated Certificate of Incorporation, unless such matter is approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article ELEVENTH shall be in addition to any other vote of the stockholders that may be required by law, this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

B-2

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.	Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1), (2) and (3):		The Board Recommends				The Board Recommends
		ê				ê
(1)	Election to the Board of Directors of the 4 nominees named below: 01 John H. Bryan 02 Stephen Friedman 03 William W. George 04 Henry M. Paulson, Jr.	FOR all nominees listed ☐	WITHHOLD* authority to vote for all nominees listed ☐	(2)	Approval of amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

*	Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:					The Board Recommends

ê
				(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our 2005 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Date

IMPORTANT: Please sign this proxy card exactly as your name or names appears elsewhere on this card. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a partner should sign the full partnership name.

...

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK « « « EASY « « « IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET

http://www.proxyvoting.com/gs

•      Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on April 5, 2005.

•      Have your Proxy Card in hand.

•      Follow the simple instructions.

OR

VOTE BY TELEPHONE

TOLL-FREE 1-866-540-5760

•      Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on April 5, 2005.

•      Have your Proxy Card in hand.

•      Follow the simple instructions.

	OR	VOTE BY MAIL • Mark, properly sign and date this Proxy Card. • Return this Proxy Card in the accompanying envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked,

signed and returned this Proxy Card by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE,

PLEASE DO NOT MAIL THIS PROXY CARD.

THE GOLDMAN SACHS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2005

The undersigned hereby appoints Henry M. Paulson, Jr. and Lloyd C. Blankfein, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. held of record by the undersigned on February 7, 2005, at the 2005 Annual Meeting of Shareholders to be held on April 6, 2005 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2005 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR” Proposals (1), (2) and (3) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. New York City time on April 5, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù FOLD AND DETACH HERE Ù

Mark Here for	☐
Address Change or Comments

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1), (2) and (3):		The Board Recommends				The Board Recommends
		ê				ê
(1)	Election to the Board of Directors of the 4 nominees named below: 01 John H. Bryan 02 Stephen Friedman 03 William W. George 04 Henry M. Paulson, Jr.	FOR all nominees listed ☐	WITHHOLD* authority to vote for all nominees listed ☐	(2)	Approval of amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

* Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:						The Board Recommends

ê
				(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our 2005 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Date

IMPORTANT: Please sign this ballot exactly as your name or names appears elsewhere on this ballot. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a partner should sign the full partnership name.

...

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET

http://www.proxyvoting.com/goldman

•      Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 25, 2005.

•      Have your Ballot in hand.

•      Follow the simple instructions.

OR

VOTE BY TELEPHONE

TOLL-FREE 1-866-540-5760

•      Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 25, 2005.

•      Have your Ballot in hand.

•      Follow the simple instructions.

	OR	VOTE BY MAIL • Mark, properly sign and date this Ballot. • Return this Ballot in the accompanying envelope.

Your Internet or telephone vote casts your vote in the same

manner and to the same extent as if you marked,

signed and returned this ballot by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE,

PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT

TO THE VOTING PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, TO BE CAST IN CONNECTION WITH THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2005

This ballot relates to the 2005 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. and covers all shares of Common Stock beneficially owned by you on February 7, 2005 and subject to the voting provisions of the Amended and Restated Shareholders’ Agreement, dated as of June 22, 2004, as it may be amended from time to time, to which you are a party.

In order for your vote to be counted, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 25, 2005. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1), (2) and (3).

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù FOLD AND DETACH HERE Ù

Mark Here for	☐
Address Change or Comments

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1), (2) and (3):		The Board Recommends				The Board Recommends
		ê				ê
(1)	Election to the Board of Directors of the 4 nominees named below: 01 John H. Bryan 02 Stephen Friedman 03 William W. George 04 Henry M. Paulson, Jr.	FOR all nominees listed ☐	WITHHOLD* authority to vote for all nominees listed ☐	(2)	Approval of amendments to our Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

* Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:						The Board Recommends

ê
				(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our 2005 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Date

IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

...

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET

http://www.proxyvoting.com/gsf

•      Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 4, 2005.

•      Have this form in hand.

•      Follow the simple instructions.

OR

VOTE BY TELEPHONE

TOLL-FREE 1-866-540-5760

•      Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 4, 2005.

•      Have this form in hand.

•      Follow the simple instructions.

	OR	VOTE BY MAIL • Mark, properly sign and date this form. • Return this form in the accompanying envelope.

Your Internet or telephone vote authorizes the named Trustee to vote your shares in the same manner and to the same extent as if you marked,

signed and returned this form by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE,

PLEASE DO NOT MAIL THIS FORM.

THE GOLDMAN SACHS GROUP, INC.

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2005

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the February 7, 2005 record date, at the 2005 Annual Meeting of Shareholders to be held on April 6, 2005, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by checking the boxes on the reverse side of this form. If you do not mark, sign and return this form, or otherwise indicate how your shares are to be voted by Internet or telephone, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received.

In order for the Trustee to vote your shares, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form in order that, in either case, your voting instructions are received no later than 5:00 p.m. New York City time on April 4, 2005.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù FOLD AND DETACH HERE Ù

The Goldman Sachs Group, Inc.

85 Broad Street

New York, New York 10004

Notice of Preliminary Vote in Connection with the

2005 Annual Meeting of Shareholders

February 24, 2005

In accordance with the voting provisions of the Shareholders’ Agreement, dated May 7, 1999 and amended and restated June 22, 2004, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2005 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Friday, March 25, 2005 at 5:00 p.m., New York City time.

The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on February 7, 2005. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

To the extent your private foundation and/or U.S. estate planning entity owned any Goldman Sachs shares as of the February 7, 2005 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the Annual Meeting and are covered by the separate proxy card (or cards) included in this package.

The Shareholders’ Committee

Under the Shareholders’ Agreement

New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR BALLOT AND PRIVATE

FOUNDATION AND/OR ESTATE PLANNING ENTITY PROXY CARD(S), IF

APPLICABLE, IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR VOTE(S) BY

TELEPHONE OR THE INTERNET

MEMORANDUM

TO:	[Entity Name]

CC:	[Name]

FROM:	Beverly L. O’Toole

DATE:	February 24, 2005

RE:	Preliminary Vote under the Shareholders’ Agreement

The GS shares that are owned by [Entity Name] and were originally acquired by [Name] are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to [Name] as trustee or director, as applicable. [Name] should coordinate with other trustees or directors of the entity to ensure that the shares are voted properly on behalf of the entity.

If you have any questions, please do not hesitate to call me (212-357-1584).

Dear Goldman Sachs Group, Inc. Shareholder,

The 2005 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 6, 2005. This e-mail is being sent to all shareholders who work at Goldman Sachs and who owned GS stock in an account at Mellon on February 7, 2005 as a result of deliveries under GS equity-based awards. It contains a link to the proxy materials for the Annual Meeting, a link to the Internet voting site for voting your shares and the unique Control Number that you will need to connect to the Internet voting site to vote your shares.

If you own shares in an account at GS&Co., you will be receiving at the address for your GS&Co. account paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail. If you own shares through the Goldman Sachs Retirement Plan’s Stock Fund, you will receive later today a separate e-mail containing a different Control Number that you will need to connect to the Internet voting site to vote those shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

* * * * *

The Control Number to vote the shares held at Mellon is: XXXXXXXXXX

You can connect to the electronic voting site for shares held at Mellon at: http://www.proxyvoting.com/gs

There is a link from the voting site to the Annual Report and Proxy Statement. You may also view these documents without going to the electronic voting site at:

Annual Report

http://www.gs.com/2004_Annual_Report

Proxy Statement

http://www.gs.com/Proxy_Statement_for_2005_Annual_Meeting

A printed copy of the Annual Report is being distributed to everyone at Goldman Sachs. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address we have on file for you.

Thank you,

Mellon Investor Services

Dear Goldman Sachs Group, Inc. Shareholder,

The 2005 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 6, 2005. This e-mail is being sent to all shareholders who work at Goldman Sachs and who owned GS stock through the Goldman Sachs Retirement Plan’s Stock Fund on February 7, 2005. It contains a link to the proxy materials for the Annual Meeting, a link to the Internet voting site for voting your Stock Fund shares and the unique Control Number that you will need to connect to the Internet voting site to vote your Stock Fund shares.

If you own shares in an account at Mellon, you should have received a separate e-mail containing a different Control Number that you will need to connect to the Internet voting site in order to vote those shares. If you own shares in an account at GS&Co., you will be receiving at the address for your GS&Co. account paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

* * * * *

The Control Number to vote the Stock Fund shares is: XXXXXXXXXX

You can connect to the electronic voting site for Stock Fund shares at: http://www.proxyvoting.com/gsf

There is a link from the voting site to the Annual Report and Proxy Statement. You may also view these documents without going to the electronic voting site at:

Annual Report

http://www.gs.com/2004_Annual_Report

Proxy Statement

http://www.gs.com/Proxy_Statement_for_2005_Annual_Meeting

A printed copy of the Annual Report is being distributed to everyone at Goldman Sachs. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address we have on file for you.

Thank you,

Mellon Investor Services

E-MAIL

TO:	PMDs Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Beverly O’Toole

RE:	Annual Shareholders’ Meeting

Shares of GS common stock owned by you individually or jointly with your spouse on February 7, 2005 (“Voting Shares”)1 are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the April 6, 2005 GS Annual Shareholders’ Meeting. On February 24 (or shortly thereafter) we will send proxy material to you via interoffice mail. This material will include instructions on how to vote in the preliminary vote by Internet, telephone or mail. If you have not received your proxy material by March 10 and/or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Chris Scarola (212-902-1451).

You should note the following regarding the preliminary vote:

•	The preliminary vote will close on March 25 at 5:00 p.m.; any votes received after that time will not be counted.

•	All Voting Shares – whether or not voted in the preliminary vote – will be voted at the annual meeting in accordance with the results of the preliminary vote.

•	If you owned GS shares through a private foundation and/or U.S. estate planning entity on February 7, a proxy card (or cards) covering these shares will be included with the preliminary vote interoffice mailing, although these shares are voted directly at the annual meeting and are not part of the preliminary vote.

If you have any questions regarding your proxy material, please call me at 212-357-1584.

In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

Thank you.

[1]	Voting Shares do not include shares held through the Retirement Plan. If you owned Retirement Plan shares as of February 7, proxy material allowing you to vote these shares by Internet or telephone will be sent by our transfer agent to you by e-mail.